Exhibit 20.9

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - February 2007

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		16.99%
Delinquency Rate:	30 - 59 Days	1.13%
	60 - 89 Days	0.76%
	90 + Days	1.85%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		18.38%
Weighted Average Coupon		6.78%
Servicing Fee Percentage		1.50%
Net Loss Rate		2.86%

Excess Spread Percentage
	Feb-07	7.23%
	Jan-07	6.24%
	Dec-06	7.16%
3-Month Average Excess Spread		6.88%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1,000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		16.99%
Delinquency Rate:	30 - 59 Days	1.13%
	60 - 89 Days	0.76%
	90 + Days	1.85%

Excess Spread Analysis

Series		COMT 2000-3
Portfolio Yield		18.38%
Weighted Average Coupon		5.98%
Servicing Fee Percentage		2.00%
Net Loss Rate		2.86%

Excess Spread Percentage
	Feb-07	7.53%
	Jan-07	6.77%
	Dec-06	7.87%
3-Month Average Excess Spread		7.39%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6
Size		$1,200 MM	$1,300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		16.99%	16.99%
Delinquency Rate:	30 - 59 Days	1.13%	1.13%
	60 - 89 Days	0.76%	0.76%
	90 + Days	1.85%	1.85%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-6
Portfolio Yield		18.38%	18.38%
Weighted Average Coupon		5.78%	5.83%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		2.86%	2.86%

Excess Spread Percentage
	Feb-07	7.73%	7.68%
	Jan-07	6.91%	6.91%
	Dec-06	7.96%	7.99%
3-Month Average Excess Spread		7.54%	7.53%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1,000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	3/15/2007	5/15/2007

Gross Monthly Payment Rate		16.99%	16.99%	16.99%
Delinquency Rate:	30 - 59 Days	1.13%	1.13%	1.13%
	60 - 89 Days	0.76%	0.76%	0.76%
	90 + Days	1.85%	1.85%	1.85%

Excess Spread Analysis

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Portfolio Yield		18.38%	18.40%	18.38%
Weighted Average Coupon		5.81%	5.74%	5.06%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		2.86%	2.86%	2.86%

Excess Spread Percentage
	Feb-07	7.70%	7.79%	8.45%
	Jan-07	6.89%	6.98%	7.43%
	Dec-06	7.93%	8.01%	8.31%
3-Month Average Excess Spread		7.51%	7.59%	8.06%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.